Exhibit 99.1

Federal Circuit Clears Finjan’s ‘408 Patent and Awards Costs
Court Affirms Two PTAB Inter Partes Findings Against Palo Alto Networks

EAST PALO ALTO, Calif., September 20, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary, Finjan, Inc. (“Finjan”), today announced that the Court of Appeals for the Federal Circuit (“the Court”) affirmed the USPTO, Patent Trial and Appeal Board’s (“PTAB”) findings in two inter partes reviews that Palo Alto Networks, Inc. (“Palo Alto Networks”) failed to carry its burden of demonstrating that any of the challenged claims of Finjan’s U.S. Patent No. 8,225,408 (the “’408 Patent”) is obvious over certain prior art. The Court held that the PTAB’s findings were supported by “substantial evidence” and found no error. The Court also awarded costs of the appeal to Finjan.

“Finjan is gratified to have the Federal Circuit’s decision affirming the USPTO’s Patent Trial and Appeal Board’s decision rejecting Palo Alto Networks’ challenges to Finjan’s ‘408 Patent,” stated Julie Mar-Spinola, CIPO and VP, Legal Operations for Finjan. “While this allowed Palo Alto Networks to delay Finjan’s day in court for nearly four years, we believe we are due and will seek past and accrued damages for that period until resolution, which is not insignificant.”

The appeal by Palo Alto Networks (CAFC No. 2017-2059) was from PTAB Nos. IPR2015-02001, IPR2016-00157, IPR2016-00955, and IPR2016-00956, the latter two of which were petitions filed by Blue Coat Systems (now Symantec), which settled with Finjan earlier this year.

Finjan also has pending infringement lawsuits against ESET and its affiliates, Cisco Systems, Inc., Sonicwall, Inc., Bitdefender and its affiliates, Juniper Networks, Zscaler, Inc. and Checkpoint and its affiliates, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contacts:

Finjan Contacts:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com